Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 17, 2005, is made by and among CCO Holdings, LLC, a Delaware limited liability company (and any successor in interest thereto, the "Company"), CCO Holdings Capital Corporation, a Delaware corporation (and any successor in interest thereto, "Charter Capital" and together with the Company, the "Issuers"), and Wells Fargo Bank, N.A., as trustee (the "Trustee").

WITNESSETH:

WHEREAS, the Issuers and the Trustee have entered into an Indenture dated as of November 10, 2003 (the "Indenture"), governing the Issuers’ 8 ¾% Senior Notes due 2013 (the "Notes");

WHEREAS, Section 2.02 of the Indenture provides for the issuance of Additional Notes (as defined in Section 1.01 of the Indenture), and Section 9.01(3) of the Indenture permits supplementing the Indenture to provide for or confirm the issuance of Additional Notes without the consent of any Holder;

WHEREAS, Section 9.01(1) of the Indenture permits the Issuers and the Trustee to amend the Indenture to cure any ambiguity, defect or inconsistency without the consent of any Holder;

WHEREAS, the Issuers now desire to issue $300,000,000 of Additional Notes pursuant to the Indenture and to correct a defect in the definition of "Charter Holdings Indentures";

WHEREAS, all conditions precedent provided for in the Indenture that are required to permit the execution and delivery of the Supplemental Indenture have been satisfied;

WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms used herein without definition herein shall have the respective meanings ascribed to such terms in the Indenture. The rules of construction and interpretation set forth in Sections 1.02 through 1.04 and Article 10 of the Indenture shall likewise govern this Supplemental Indenture.

Section 2. Issuance of Additional Notes. This Supplemental Indenture hereby provides for and confirms the issuance of $300,000,000 of Additional Notes pursuant to the Indenture, to be "Notes" for all purposes of the Indenture from their date of issuance.

Section 3. Amendment to Section 1.01. This Supplemental Indenture hereby amends Section 1.01 of the Indenture by (A) deleting the title "11.750% Senior Discount Notes Due 2011 dated January 2002" at the end of the clause (a) of the definition of "Charter Holdings Indentures" and substituting the title "12.125% Senior Discount Notes Due 2012 dated

January 2002" in place thereof and (B) inserting a phrase "(including supplemental indentures)" after the word "indentures" and before the word "entered" at the beginning of the clause (a) of the same definition.

Section 4. Governing Law. The internal laws of the State of New York shall govern and be used to construe this Supplemental Indenture and the Additional Notes without giving effect to the applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture or the Additional Notes.

Section 5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 6. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified, and confirmed by each of the Issuers and the Trustee.

Section 7. Conflicts. In the event of any conflict between this Supplemental Indenture and the Indenture, the provisions of this Supplemental Indenture shall prevail.

Section 8. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CCO HOLDINGS, LLC

By: /s/ Eloise Schmitz
Name:	Eloise E. Schmitz
Title:	Senior Vice President - Finance and Treasurer

CCO HOLDINGS CAPITAL CORP.

By: /s/ Eloise Schmitz
Name:	Eloise E. Schmitz
Title:	Senior Vice President - Finance and Treasurer

WELLS FARGO BANK, N.A., as Trustee

By: /s/ Timothy  Mowdy
Name:  Timothy P. Mowdy
Title:    Vice President